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                                 LOAN AGREEMENT

     This Loan Agreement (the "Agreement") dated as of May 13, 1998, by and among Ella Kedan ("Lender") the Borrowers described below and the Guarantor described below.

     In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrowers agree as follows:


     1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. Borrower(s): Lifeserv Technologies, Inc., Performance Pharmacy Systems, Inc., Medication Management Systems, Inc., Cart-Ware, Inc., and Systems Professionals, Inc.

          B.   Borrowers'  Address:   12910  Automobile  Boulevard   Clearwater,
               Florida 33762

          C.   Guarantor: Todd E. Siegel

          D. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

          E. Loan. Any loan described in Section 2 hereof and any subsequent loan which states that it is subject to this Loan Agreement.

          F. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by any Borrower in favor of Lender and all other documents, instruments (including, without limitation, warrants), guarantees, certificates and agreements executed and/or delivered by any Borrower in connection with the Loan.

          G. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

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                                       2

     2.   LOANS.

          A. Loan. Lender hereby agrees to make a term loan to Borrowers in the principal amount of $500,000.00. The obligation to repay the loan is evidenced by a promissory note of even date herewith (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having a maturity date, repayment terms and interest rate as set forth in the Note.

          B. Use of Proceeds. Borrowers agree that the proceeds of the Loan shall be used solely for working capital purposes and shall not be used to satisfy any obligations of any Borrower other than obligations incurred in the normal course of business of any Borrower and those obligations listed on the current listing of accounts payable of Borrowers that is attached hereto as Exhibit "A."

          C. Extension of Loan. The maturity of the Note shall be automatically extended from July 31, 1998 until October 31, 1998 if Lifeserv
     Technologies, Inc. ("Lifeserv") has not raised at least $3,500,000.00 pursuant to a private placement or other debt offering before July 31, 1998 provided that: (a) no events of default have occurred under the loan agreement between the Borrowers and Southtrust Bank; (b) the pending Chapter 11 case of Medical Management Technologies, Inc. has not been converted to a Chapter 7 case; (c) no events of default have occurred under the loan agreement and/or royalty agreement with the Long Family Trust; (d) Jesup & Lamont has not withdrawn from its engagement with the Borrowers;
     (e) no defaults exist under this Agreement; and (f) the Borrowers have delivered to Lender a certificate of their respective Chief Executive Officer that all of the foregoing items (a) through (e) above have been satisfied and that the Loan is not subject to any setoff, defense or counterclaim by any Borrower.

     3. REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers hereby represent and warrant to Lender as follows:

          A. Good Standing. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the state of its respective incorporation and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

          B. Authority and Compliance. Each Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of such Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and each Borrower is in compliance with all laws and regulatory requirements to which it is subject.

          C. Binding Agreement. This Agreement and the other Loan Documents executed by each Borrower constitute valid and legally binding obligations of each such Borrower, enforceable in accordance with their terms.

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                                       3

          D. Litigation. There is no proceeding involving any Borrower pending or, to the knowledge of any Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

          E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of any Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on any Borrower or affecting its respective properties, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          F. Ownership of Assets. Each Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Lender and as disclosed to Lender prior to the date of this Agreement.

          G. Taxes. All taxes and assessments due and payable by each Borrower have been paid or are being contested in good faith by appropriate proceedings and each Borrower has filed all tax returns which it is required to file.

          H. Financial Statements. The financial statements of Borrowers heretofore delivered to Lender have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrowers' financial condition as of the date or dates thereof, and there has been no material adverse change in any Borrower's financial condition or operations since December 31, 1997. All factual information furnished by Borrowers to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. Place of Business. Each Borrower's chief executive office is located at 12910 Automobile Boulevard, Clearwater, Florida 33762.

          J. Environmental The conduct of each Borrower's business operations and the condition of each Borrower's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

          K. Solvency. The value of the assets of each Borrower exceeds the amount of the liabilities of each such Borrower as of the date hereof.

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                                       4

          L. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

     4. REPRESENTATIONS AND WARRANTIES OF GUARANTOR. Guarantor hereby represents and warrants to Borrowers that: (a) the stock certificate or certificates that will be delivered to Lender pursuant to the Pledge Agreement of even date herewith between Guarantor and Lender (the "Pledge Agreement") have been sent to the transfer agent for reissuance in the name of Guarantor without any restrictive legend printed on such reissued certificate or certificates, (b) that a copy of the transmittal letter from the Guarantor to the transfer agent has been delivered to Lender, and (c) a copy of an opinion of counsel has been delivered to Lender requesting removal of any restrictive legends and directing the transfer agent to deliver new certificates representing such securities to Mark Wolfson, as attorney for Lender, on or before ten (10) days from the date hereof.

     5. REPRESENTATIONS AND WARRANTIES OF LENDER. Lender hereby represents and warrants to Borrowers that Lender: (a) is an "accredited investor," as that term is defined in Exhibit "B" to this Agreement, (b) has such knowledge and experience in financial and business matters rendering the Lender capable of evaluating the merits and risks of an investment in securities of the Company (a "sophisticated investor"), or (c) is not an accredited or sophisticated investor, but has appointed a "purchaser representative," as that term is defined in Exhibit "B," in connection with evaluating the merits and risks of an investment in securities of the Company.

     6. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrowers under the Note, each Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

          A. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Lender and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Lender's officers or authorized representatives to visit and inspect such Borrower's books of account and other records at such reasonable times and as often as Lender may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Lender selected by Lender for the foregoing purposes. Unless written notice of another location is given to Lender, each Borrower's books and records will be located at such Borrower's chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Lender.

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                                       5

In addition, each Borrower will:

               i. Furnish to Lender audited financial statements of such Borrower for each fiscal year of such Borrower, within ninety (90) days after the close of each such fiscal year.

               ii. Furnish to Lender Borrower-prepared financial statements of such Borrower for each quarter of each fiscal year of such Borrower, within forty-five (45) days after the close of each such period.

               iii. Furnish  to  Lender  promptly  such   additional   financial
                    information and reports with respect to the business operations and financial condition of each Borrower as Lender may reasonably request.

          B. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Lender and providing for at least 30 days prior notice to Lender of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Lender prior to funding under the Loan(s) and 30 days prior to each policy renewal.

          C. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

          D. Adverse Conditions or Events.  Promptly advise Lender in writing of
     (i) any condition, event or act which comes to its attention that would or might materially adversely affect such Borrower's financial condition or operations or Lender's rights under the Loan Documents, (ii) any litigation filed by or against such Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $50,000.00.

          E. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

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                                       6

          F. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

          G. Environmental. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting such Borrower's business operations; and (ii) all claims made or threatened by any third party against such Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Each Borrower shall immediately notify Lender of any remedial action taken by Borrower with respect to such Borrower's business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of such Borrower's places of business or at any other property owned by such Borrower except such materials as are incidental to such Borrower's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Each Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of such Borrower's places of business or any other property of such Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that such Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Each Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by such Borrower's business operations within five (5) days of the request therefore.

     7. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrowers under the Note, no Borrower will, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

          A. Transfer of Assets or Control. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business, or enter into any merger or consolidation, or transfer control or ownership of any Borrower.

          B. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in its assets, except in favor of Lender and those previously disclosed to Lender and which are described in Exhibit "C" attached hereto, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

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                                       7

          C. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

          D. Extensions and Credit. Make or permit any subsidiary to make any loan or advance to any person or entity, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations or other securities of, make any capital contribution to, or otherwise invest or acquire any interest in any entity, or participate as a partner or joint venturer with any person or any entity, except for the purchase or direct obligations in the United States or for any agency thereof with maturities of less than one year.

          E. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise) other than to Lender except for (i) existing obligations of Borrowers that are described in Exhibit "D" attached hereto, and (ii) normal trade debts incurred in the ordinary course of each Borrower's business.

          F. Dividends and Distributions. Make any distribution or pay any dividends (other than dividends payable in common stock of any Borrower) on any shares of any class of its capital stock, or apply any of its property or assets to the purchase, redemption or the retirement of any shares of any class of its capital stock.

          G. Management Change. Make any change in the president of any Borrower or the chief executive officer of any Borrower, if applicable.

          H. Payments to SouthTrust Bank. Make any payments to SouthTrust Bank, National Association ("SouthTrust") pursuant to any existing indebtedness of any Borrower to SouthTrust.

          I. Preferred Stock. Authorize or issue additional shares of preferred stock, except for the issuance of up to 35,000 shares of Series A Preferred Stock through Jesup & Lamont Securities Corporation pursuant to a private placement memorandum issued by LifeServ Technologies, Inc.

          J. Consideration for Issuance of Stock. Issue or sell shares of its capital stock or rights, options, warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase its capital stock (other than pursuant to an employee benefit plan) for a consideration consisting, in whole or in part, of property other than cash.

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                                       8

     8. DEFAULT. Borrowers shall be in default under this Agreement and under each of the other Loan Documents if they shall default in the payment of any amounts due and owing under the Loan or should any of them fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of any Borrower to Lender. Borrower shall also be in default under this Agreement if (a) any Borrower defaults under the Second Amended and Restated Loan and Security Agreement dated as of September 5, 1996, as amended, by and among SouthTrust, certain of the Borrowers, Medical Technology Systems, Inc. ("MTS"), and certain other parties, (b) if any Borrower or MTS defaults under or refuses to issue any shares of stock pursuant to any stock warrant that is issued to Lender in connection with the loan transaction contemplated by this Loan Agreement, or (c) the Lender's attorney does not receive the original stock certificate or certificates that are subject to the Pledge Agreement within ten (10) days from the date of this Agreement.

     9. REMEDIES UPON DEFAULT. If an event of default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

     10 NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

         Borrowers and Guarantor:
         LifeServ Technologies, Inc.,
         Performance Pharmacy Systems, Inc.,
         Medication Management Systems, Inc.,
         Cart-Ware, Inc., and
         Todd E. Siegel
         Systems Professionals, Inc.
         12910 Automobile Boulevard
         Clearwater, Florida 33762
         Fax. No.(813) 573-1100

         Lender:

         Ella Kedan
         611 Druid Road, Suite 306
         Clearwater, Florida 33616

         Fax No.   (813) 536-6458

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

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                                       9

          A. If sent by mail,  upon the  earlier  of the date of receipt or five
     (5) days after deposit in the U.S. Mail, first class postage prepaid;

          B. If sent by any other means , upon delivery.

     11. COSTS, EXPENSES AND ATTORNEYS' FEES. Borrowers shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys' fees incurred by Lender in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys' fees incurred by Lender for which Borrowers are obligated to reimburse Lender in accordance with the terms of the Loan Documents.

     12. MISCELLANEOUS. Borrowers and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrowers expressly waive any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrowers in any case shall, of itself, entitle Borrowers to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida and applicable United States federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrowers therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrowers, their respective successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of any Borrower's rights or obligations hereunder shall be made or be effective without Lender's prior written consent, nor shall it relieve any such Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

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                                       10

          E. Partial  Invalidity.  The  unenforceability  or  invalidity  of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F. Indemnification. Notwithstanding anything to the contrary contained in Section 12(G), each Borrower shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including but not limited to actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous
     Materials, arising from any Borrower's business operations, any other property owned by any such Borrower or in the surface or ground water arising from any such Borrower's business operations, or gaseous emissions arising from any such Borrower's business operations or any other condition existing or arising from any such Borrower's business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Each Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of such Borrower, regardless of whether such Borrower has paid the employee under the workmen' s compensation laws of any state or other similar federal or state legislation for the protection of employees. The term "property damage" as used in this paragraph includes, but is not limited to, damage to any real or personal property of the Borrower, the Lender, and of any third parties. Each Borrower's obligations under this paragraph shall survive the repayment of the Loan.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Lender to make any advances under the Line shall not have expired.

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                                       11

          H. Bankruptcy. In the event any Borrower files a petition for relief under any chapter of the United States Bankruptcy Code, each Borrower agrees that Lender shall be entitled to, and each such Borrower hereby consents to, immediate relief from the automatic stay imposed by the Bankruptcy Code to take any and all actions necessary to enforce any rights Lender may have under this Agreement or the Loan Documents without further notice to, or order of any bankruptcy court, including, but not limited to, enforcing the security interest of the Lender in the assets of each of the Borrowers, or otherwise compel the specific performance of any obligation of any Borrower under this Agreement or the other Loan Documents. Each Borrower further agrees that the filing of any partition for relief under the Bankruptcy Code shall be deemed to have filed in bad faith and subject to dismissal.

          I. Counterparts. This Agreement may be executed in two or more counterparts any by facsimile transmission of signed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     13. WAIVER OF JURY TRIAL. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, EACH BORROWER, GUARANTOR AND LENDER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF ANY BORROWER OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO MAKE THE LOAN TO BORROWERS.

     14. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     15. JOINT VENTURE. Neither this Loan Agreement nor any other Loan Document creates or evidences a partnership or joint venture between the Borrowers and the Lender. The relationship between Borrowers and Lender is solely that of a debtor and creditor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.
                                             LENDER:

                                             Ella Kedan

                                             BORROWERS:

                                             LIFESERV TECHNOLOGIES, INC.
                                             By:                        , as its
                                                ------------------------
                                             -----------------------------------

                                             PERFORMANCE PHARMACY SYSTEMS, INC.
                                             By:                        , as its
                                                ------------------------
                                             -----------------------------------

                                             MEDICATION MANAGEMENT SYSTEMS, INC.
                                             By:                        , as its
                                                ------------------------
                                             -----------------------------------

                                             CART-WARE, INC.
                                             By:                        , as its
                                                ------------------------
                                             -----------------------------------

                                             SYSTEMS PROFESSIONALS, INC.
                                             By:                        , as its
                                                ------------------------
                                             -----------------------------------

                                              GUARANTOR:

                                             -----------------------------------
                                             Todd E. Siegel

                                   EXHIBIT "A"

                                ACCOUNTS PAYABLE

                                   EXHIBIT "B"

     With respect to individuals, an "accredited investor" is defined by Rule 501(a) of Regulation D, promulgated under the Securities Act of 1933, as amended ("Reg D"), as (i) "any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000," (ii) "any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year," or (iii) "any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer."

     "Purchaser representative" is defined by Reg D as a person that is "not an affiliate, director, officer or other employee of the issuer, or beneficial owner of 10 percent or more of any class of the equity securities or 10 percent or more of the equity interest in the issuer," unless the purchaser is (a) a relative of the purchaser representative by blood, marriage, or adoption, and is not more remote than a first cousin; (b) a trust or estate in which the purchaser representative and any persons related to him as described in sections
(a) or (c) of this paragraph collectively have more than 50% of the beneficial interest (excluding contingent interest) or of which the purchaser representative serves as trustee, executor, or in any similar capacity; (c) a corporation or other organization of which the purchaser representative and any persons related to him as described in sections (a) or (b) of this paragraph collectively are the beneficial owners of more than 50% of the equity securities (excluding directors' qualifying shares) or equity interests. A "purchaser representative" must have such knowledge and experience in financial and business matters that he is capable of evaluating (together with the purchaser or other purchaser representatives of the purchaser) the merits and risks of the prospective investment. A "purchaser representative" must also meet certain acknowledgement and disclosure requirements described in Reg D.

                                   EXHIBIT "C"


1. The prior rights and interests of Linc Capital, Inc., in a certain rental agreement with the Connecticut Valley Hospital dated October 27, 1997.

2. The rights and interests of SouthTrust Bank, N.A. in the assets of Debtor, which rights and interests have been subordinated to the lien and security interests in favor of Lender.

3. The prior rights and interests of Colonial Pacific Leasing Corporation in certain equipment of the Debtor as described in Financing Statement No. 94000259677 filed with the Florida Secretary of State.

4. The rights and interests of Linc Capital, Inc., in certain equipment of Debtor as disclosed by Financing Statement No. 980000055896 and
         Financing Statement No. 980000074289 both filed with the Florida Secretary of State.

                                   EXHIBIT "D"

                              EXISTING OBLIGATIONS

     1. The obligations of Borrowers to the lenders or the secured parties that are listed in Exhibit "C" attached hereto.

                                 Promissory Note

Date May 13, 1998
Amount $500,000.00                                  Maturity Date July 31, 1998

================================================================================
Lender:                     Borrowers:

 Ella Kedan                  Lifeserv Technologies, Inc., Performance Pharmacy
 611 Druid Road              Systems, Inc., Medication Management Systems, Inc.,
 Suite 306                   Cart-Ware, Inc., and Systems Professionals, Inc.
 Clearwater, Florida 33616   12910 Automobile Boulevard
                              Clearwater, Florida 33762

================================================================================

FOR VALUE RECEIVED, the undersigned Borrower unconditionally (and jointly and severally, if more than one) promises to pay to the order of Lender, its successors and assigns, without setoff, at its offices indicated at the beginning of this Note, or at such other place as may be designated by Lender, the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate, and in accordance with the payment schedule, indicated below.

1.      Rate.

       Fixed Rate.  The Rate shall be fixed at ten percent (10.0%) per annum.

Notwithstanding any provision of this Note, Lender does not intend to charge and Borrower shall not be required to pay any amount of interest or other charges in excess of the maximum permitted by the applicable law of the State of Florida; if any higher rate ceiling is lawful, then that higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Borrower or credited against principal, at the option of Lender.

2. Accrual Method. Unless otherwise indicated, interest at the Rate set forth above will be calculated by the 365/360 day method (a daily amount of interest is computed for a hypothetical year of 360 days; that amount is multiplied by the actual number of days for which any principal is outstanding hereunder).

3. Payment Schedule. All payments received hereunder shall be applied first to the payment of any expense or charges payable hereunder or under any other loan documents executed in connection with this Note, then to interest due and payable, with the balance applied to principal, or in such other order as Lender shall determine at its option.

     Single Payment. Principal and interest shall be paid in full in a single payment on July 31, 1998. The maturity date of this Note shall be automatically extended from July 31, 1998, to October 31, 1998, if the Borrower satisfies all of the terms and conditions of a Loan Agreement of even date herewith between Borrower and Lender.

4. Waivers, Consents and Covenants. Borrower, any indorser or guarantor hereof, or any other party hereto (individually an "Obligor" and collectively "Obligors") and each of them jointly and severally: (a) waive presentment, demand, protest, notice of demand, notice of intent to accelerate, notice of acceleration of maturity, notice of protest, notice of nonpayment, notice of dishonor, and any other notice required to be given under the law to any Obligor in connection with the delivery, acceptance, performance, default or enforcement of this Note, any indorsement or guaranty of this Note, or any other documents executed in connection with this Note or any other note or other loan documents now or hereafter executed in connection with any obligation of Borrower to Lender (the "Loan Documents"); (b) consent to all delays, extensions, renewals or other modifications of this Note or the Loan Documents, or waivers of any term hereof or of the Loan Documents, or release or discharge by Lender of any of Obligors, or release, substitution or exchange of any security for the payment hereof, or the failure to act on the part of Lender, or any indulgence shown by Lender (without notice to or further assent from any of Obligors), and agree that no such action, failure to act or failure to exercise any right or remedy by Lender shall in any way affect or impair the obligations of any Obligors or be construed as a waiver by Lender of, or otherwise affect, any of Lender's rights under this Note, under any indorsement or guaranty of this Note or under any of the Loan Documents; and (c) agree to pay, on demand, all costs and expenses of collection or defense of this Note or of any indorsement or guaranty hereof and/or the enforcement or defense of Lender's rights with respect to, or the administration, supervision, preservation, or protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's and paralegal=s fees, including fees related to any suit, mediation or arbitration proceeding, out of court payment agreement, trial, appeal, bankruptcy proceedings or other proceeding, in such amount as may be determined reasonable by any arbitrator or court, whichever is applicable.

5. Indemnification. Obligors agree to promptly pay, indemnify and hold Lender harmless from all State and Federal taxes of any kind and other liabilities with respect to or resulting from the execution and/or delivery of this Note or any advances made pursuant to this Note. If this Note has a revolving feature and is secured by a mortgage, Obligors expressly consent to the deduction of any applicable taxes from each taxable advance extended by Lender.

6. Prepayments. Prepayments may be made in whole or in part at any time without premium or penalty. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its sole discretion.

7. Delinquency Charge. To the extent permitted by law, a delinquency charge may be imposed in an amount not to exceed four percent (4%) of any payment that is more than fifteen days late.

8. Events of Default. The following are events of default hereunder: (a) the failure to pay any obligation, liability or indebtedness of any Obligor to Lender, whether under this Note or any Loan Documents, as and when due (whether at maturity or by acceleration); (b) the failure to perform any other obligation, liability or indebtedness of any Obligor to Lender, which failure is not cured within fifteen (15) days from the date on which Lender provides Borrower written notice of such failure to the extent that any such default can be cured by Borrower; (c) the commencement of a proceeding against any Obligor for dissolution or liquidation, the voluntary or involuntary termination or dissolution of any Obligor or the merger or consolidation of any Obligor with or into another entity; (d) the insolvency of, the business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, the assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor's relief law or the filing of a petition for any adjustment of indebtedness, composition or extension by or against any Obligor; (e) the determination by Lender that any representation or warranty made to Lender by any Obligor in any Loan Documents or otherwise or in any financial statement or financial information submitted to Lender by any Borrower is or was, when it was made, untrue or materially misleading; (f) the entry of a judgment against any Obligor in excess of $50,000.00, which judgment is not satisfied or bonded off within thirty (30) days from the date of entry of the judgment; (g) the seizure or forfeiture of, or the issuance of any writ of possession, garnishment or attachment which writ relates to any damage in excess of $50,000.00 and which writ is not dismissed within thirty (30) days from the date of issuance of any such writ; or (h) the failure of any Borrower's business to comply in any material respect with any law or regulation controlling its operation.

9. Remedies upon Default. Whenever there is a default under this Note (a) the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate, and/or (b) to the extent permitted by law, the Rate of interest on the unpaid principal shall be increased at Lender's discretion up to the maximum rate allowed by law, or if none, 18% per annum (the "Default Rate"). The provisions herein for a Default Rate shall not be deemed to extend the time for any payment hereunder or to constitute a "grace period" giving Obligors a right to cure any default. At Lender's option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of the Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Default Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon a default under this Note, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity. Any judgment rendered on this Note shall bear interest at the highest rate of interest permitted pursuant to Chapter 687, Florida Statutes.

10. Non-waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender's rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

11. Applicable Law, Venue and Jurisdiction. This Note and the rights and obligations of Borrower and Lender shall be governed by and interpreted in accordance with the law of the State of Florida. In any litigation in connection with or to enforce this Note or any indorsement or guaranty of this Note or any Loan Documents, Obligors, and each of them, irrevocably consent to and confer personal jurisdiction on the courts of the State of Florida or the United States located within the State of Florida and expressly waive any objections as to venue in any such courts. Nothing contained herein shall, however, prevent Lender from bringing any action or exercising any rights within any other state or jurisdiction or from obtaining personal jurisdiction by any other means available under applicable law. The interest rate charged on this Note is authorized by Chapter 655, Florida Statutes and Section 687.12, Florida Statutes.

12. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

13. Binding Effect. This Note shall be binding upon and inure to the benefit of Borrower, Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Borrower or Obligors hereunder can be assigned without prior written consent of Lender.

14. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

15. WAIVER OF JURY TRIAL. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS NOTE OR THE LOAN DOCUMENTS, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF BORROWER OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER'S ACCEPTANCE OF THIS NOTE. Borrower represents to Lender that the proceeds of this loan are to be used primarily for business. Borrower acknowledges having read and understood, and agrees to be bound by, all terms and conditions of this Note and hereby executes this Note under seal as of the date here above written.

     NOTICE OF FINAL AGREEMENT. THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

If this Note is secured by a mortgage on real property, documentary stamp taxes have been paid and affixed to the mortgage.

EXECUTION DATE:  May 13, 1998

                                        BORROWERS:

                                        LIFESERV TECHNOLOGIES, INC.
                                        By:                       , as its
                                           ------------------------
                                        -----------------------------------

                                        PERFORMANCE PHARMACY SYSTEMS, INC.
                                        By:                       , as its
                                           ------------------------
                                        -----------------------------------

                                        MEDICATION MANAGEMENT SYSTEMS, INC.
                                        By:                       , as its
                                           ------------------------
                                        -----------------------------------

                                        CART-WARE, INC.
                                        By:                       , as its
                                           ------------------------
                                        -----------------------------------

                                        SYSTEMS PROFESSIONALS, INC.
                                        By:                       , as its
                                           ------------------------
                                        -----------------------------------

                               Security Agreement

Date:  May 13, 1998

================================================================================
Lender/Secured Party:       Debtor(s)/Pledgor(s):

Ella Kedan                  Lifeserv Technologies, Inc., Performance Pharmacy
611 Druid Road              Systems, Inc., Medication Management Systems, Inc.,
Suite 306                   Cart-Ware, Inc., and Systems Professionals, Inc.
Clearwater, Florida 33616   12910 Automobile Boulevard
                            Clearwater, Florida 33762
================================================================================
Debtor/Pledgor  is:  [  ]  Individual  [X]  Corporation  [  ]  Partnership  [  ]
Other_________________________________   Address  is  Debtor=s/Pledgor's:   [  ]
Residence [ ] Place of Business [X] Chief Executive Office if more than one place of business Collateral (hereinafter defined) is located at: [X] Debtor's/Pledgor=s address shown above and the following address:
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
================================================================================

1. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor/Pledgor (hereinafter referred to as "Debtor") assigns and grants to Lender (also known as "Secured Party"), a security interest and lien in the Collateral (hereinafter defined) to secure the payment and the performance of the Obligation (hereinafter defined).

2. Collateral. A security interest is granted in the following collateral described in this Item 2 (the ACollateral"):

     A. Types of Collateral

     Accounts: Any and all accounts and other rights of Debtor to the payment for goods sold or leased or for services rendered whether or not earned by performance, including, without limitation, contract rights, book debts, checks, notes, drafts, instruments, chattel paper, acceptances, and any and all amounts due to Debtor from a factor or other forms of obligations and receivables, now existing or hereafter arising;

     Inventory:

     Blanket Lien: Any and all of Debtor's goods held as inventory, now existing or hereafter arising;

     Equipment:

     Blanket Lien: Any and all of Debtor's property held as equipment, now existing or hereafter arising;

     Fixtures:

     Blanket Lien: Any and all of Debtor's goods held as fixtures, now existing or hereafter arising;

     Instruments and/or Investment Documents:

     Blanket Lien: Any and all of Debtor's instruments, documents, and other writings of any type, now existing or hereafter arising (other than any shares of stock of any Debtor owned by Lifeserv Technologies, Inc.); and

     General Intangibles:

     Blanket Lien: Any and all of Debtor's general intangible property, now existing or hereafter arising, including, but not limited to, all copyrights, patents, trademarks, and licenses of Debtor, including Patent No. 4,695,954 that is owned by Lifeserv Technologies, Inc., and the trademarks that are listed on Exhibit "A" attached hereto.

     B. Substitutions, Proceeds and Related Items. Any and all substitutes and replacements for, accessions, attachments and other additions to, tools, parts and equipment now or hereafter added to or used in connection with, and all cash or non-cash proceeds and products of, the Collateral (including, without limitation, all income, benefits and property receivable, received or distributed which results from any of the Collateral, such as dividends payable or distributable in cash, property or stock; insurance distributions of any kind related to the Collateral, including, without limitation, returned premiums, interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in the Collateral); any and all choses in action and causes of action of Debtor, whether now existing or hereafter arising, relating directly or indirectly to the Collateral (whether arising in contract, tort or otherwise and whether or not currently in litigation); all certificates of title, manufacturer's statements of origin, other documents, accounts and chattel paper, whether now existing or hereafter arising directly or indirectly from or related to the Collateral; all warranties, wrapping, packaging, advertising and shipping materials used or to be used in connection with or related to the Collateral; all of Debtor's books, records, data, plans, manuals, computer software, computer tapes, computer systems, computer disks, computer programs, source codes and object codes containing any information, pertaining directly or indirectly to the Collateral and all rights of Debtor to retrieve data and other information pertaining directly or indirectly to the Collateral from third parties, whether now existing or hereafter arising; and all returned, refused, stopped in transit, or repossessed Collateral, any of which, if received by Debtor, upon request shall be delivered immediately to Lender.

     C. Balances and Other Property. The balance of every deposit account of Debtor maintained with Lender and any other claim of Debtor against Lender, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Debtor which at any time shall come into the possession or custody or under the control of Lender or any of its agents or affiliates for any purpose, and the proceeds of any thereof. Lender shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents or affiliates.

3. Description of Obligation(s). The following obligations ("Obligation" or AObligations@) are secured by this Agreement: (a) All debts, obligations, liabilities and agreements of Debtor to Lender with respect to the $500,000.00 loan from Lender to Debtor or that is evidenced by a promissory note of even date herewith from Debtor in favor of Lender (the "Note"); (b) All costs incurred by Lender to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral; (c) All other costs and attorney's fees incurred by Lender, for which Debtor is obligated to reimburse Lender in accordance with the terms of the Loan Documents (hereinafter defined), together with interest at the maximum rate allowed by law, or if none, 18% per annum; and (d) All amounts which may be owed to Lender pursuant to all other Loan Documents executed between Lender and any other Debtor. If Debtor is not the obligor of the Obligation, and in the event any amount paid to Lender on any Obligation is subsequently recovered from Lender in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding, Debtor shall be liable to Lender for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Lender's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

4. Debtor's Warranties. Debtor hereby represents and warrants to Lender as follows:

     A. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

     B. Ownership. Debtor owns, or will use the proceeds of any loans by Lender to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and the security interest hereunder.

     C. Fixtures and Accessions. None of the Collateral is affixed to real estate or is an accession to any goods, or will become a fixture or accession, except as expressly set out herein.

     D. Claims of Debtors on the Collateral. To the best of Debtor's knowledge, all account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

     E. Environmental Compliance. The conduct of Debtor's business operations and the condition of Debtor's property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency and any applicable local or state law, rule, regulation or rule of common law and any judicial interpretation thereof relating primarily to the environment or any materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos ("Hazardous Materials").

     F. Power and Authority. Debtor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Debtor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Lender to make advances or loans to Debtor, unless Lender otherwise consents in writing:

     A. Obligation and This Agreement. Debtor shall perform all of its agreements herein and in any other agreements between it and Lender.

     B. Ownership and Maintenance of the Collateral. Debtor shall keep all tangible Collateral in good condition. Debtor shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender. Debtor shall keep the Collateral free from all liens and security interests except those for taxes not yet due, those liens and security interests that are described in Exhibit "B" attached hereto, and the security interest hereby created.

     C. Insurance. Debtor shall insure the Collateral with companies acceptable to Lender. Such insurance shall be in an amount not less than the fair market value of the Collateral and shall be against such casualties, with such deductible amounts as Lender shall reasonably approve. All insurance policies shall be written for the benefit of Debtor and Lender as their interests may appear, payable to Lender as loss payee, or in other form satisfactory to Lender, and such policies or certificates evidencing the same shall be furnished to Lender. All policies of insurance shall provide for written notice to Lender at least thirty (30) days prior to cancellation. Risk of loss or damage is Debtor's to the extent of any deficiency in any effective insurance coverage.

     D. Lender's Costs. Debtor shall pay all reasonable costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, insurance premiums, repairs, rent, storage costs and expenses of sales, legal expenses, reasonable attorney's fees and other fees or expenses for which Debtor is obligated to reimburse Lender in accordance with the terms of the Loan Documents. Whether the Collateral is or is not in Lender's possession, and without any obligation to do so and without waiving Debtor's default for failure to make any such payment, Lender at its option may pay any such costs and expenses, discharge encumbrances on the Collateral, and pay for insurance of the Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Debtor agrees to reimburse Lender on demand for any costs so incurred.

     E. Information and Inspection. Debtor shall (i) promptly furnish Lender any information with respect to the Collateral requested by Lender; (ii) allow Lender or its representatives to inspect the Collateral, at any time and wherever located, and to inspect and copy, or furnish Lender or its representatives with copies of, all records relating to the Collateral and the Obligation; (iii) promptly furnish Lender or its representatives such information as Lender may request to identify the Collateral, at the time and in the form requested by Lender; and (iv) deliver upon request to Lender shipping and delivery receipts evidencing the shipment of goods and invoices evidencing the receipt of, and the payment for, the Collateral.

     F. Additional Documents. Debtor shall sign and deliver any papers deemed necessary or desirable in the judgment of Lender to obtain, maintain, and perfect the security interest hereunder and to enable Lender to comply with any federal or state law in order to obtain or perfect Lender's interest in the Collateral or to obtain proceeds of the Collateral.

     G. Parties Liable on the Collateral. Debtor shall preserve the liability of all obligors on any Collateral, shall preserve the priority of all security therefor, and shall deliver to Lender the original certificates of title on all motor vehicles or other titled vehicles constituting the Collateral. Lender shall have no duty to preserve such liability or security, but may do so at the expense of Debtor, without waiving Debtor's default.

     H. Records of the Collateral. Debtor at all times shall maintain accurate books and records covering the Collateral. Debtor immediately will mark all books and records with an entry showing the absolute assignment of all Collateral to Lender, and Lender is hereby given the right to audit the books and records of Debtor relating to the Collateral at any time and from time to time. The amounts shown as owed to Debtor on Debtor's books and on any assignment schedule will be the undisputed amounts owing and unpaid.

     I. Disposition of the Collateral. If disposition of any Collateral gives rise to an account, chattel paper or instrument, Debtor immediately shall notify Lender, and upon request of Lender shall assign or indorse the same to Lender. No Collateral may be sold, leased, manufactured, processed or otherwise disposed of by Debtor in any manner without the prior written consent of Lender, except the Collateral sold, leased, manufactured, processed or consumed in the ordinary course of business.

     J. Accounts. Each account held as Collateral will represent the valid and legally enforceable obligation of third parties and shall not be evidenced by any instrument or chattel paper.

     K. Notice/Location of the Collateral. Debtor shall give Lender written notice of each office of Debtor in which records of Debtor pertaining to accounts held as Collateral are kept, and each location at which the Collateral is or will be kept, and of any change of any such location. If no such notice is given, all records of Debtor pertaining to the Collateral and all Collateral of Debtor are and shall be kept at the address marked by Debtor above.

     L. Change of Name/Status and Notice of Changes. Without the written consent of Lender, Debtor shall not change its name, change its corporate status, use any trade name or engage in any business not reasonably related to its business as presently conducted. Debtor shall notify Lender immediately of (i) any material change in the Collateral, (ii) a change in Debtor's residence or location, (iii) a change in any matter warranted or represented by Debtor in this Agreement, or in any of the Loan Documents or furnished to Lender pursuant to this Agreement, and (iv) the occurrence of an Event of Default (hereinafter defined).

     M. Use and Removal of the Collateral. Debtor shall not use the Collateral illegally. Debtor shall not, unless previously indicated as a fixture, permit the Collateral to be affixed to real or personal property without the prior written consent of Lender. Debtor shall not permit any of the Collateral to be removed from the locations specified herein without the prior written consent of Lender, except for the sale of inventory in the ordinary course of business.

     N. Possession of the Collateral. Debtor shall deliver all investment securities and other instruments, documents and chattel paper which are part of the Collateral and in Debtor's possession to Lender immediately, or if hereafter acquired, immediately following acquisition, appropriately indorsed to Lender's order, or with appropriate, duly executed powers. Debtor waives presentment, notice of acceleration, demand, notice of dishonor, protest, and all other notices with respect thereto.

     O. Power of Attorney. Debtor appoints Lender and any officer thereof as Debtor's attorney-in-fact with full power in Debtor's name and behalf to do every act which Debtor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Lender to take any action hereunder nor shall Lender be liable to Debtor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Debtor.

     P. Waivers by Debtor. Debtor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any Event of Default, and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Lender in its discretion, without notice to Debtor. Debtor waives any right to require that any action be brought against any other person or to require that resort be had to any other security or to any balance of any deposit account. Debtor further waives any right of subrogation or to enforce any right of action against any other Debtor until the Obligation is paid in full.

     Q. Other Parties and Other Collateral. No renewal or extension of or any other indulgence with respect to the Obligation or any part thereof, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Lender under the law, hereunder, or under any other agreement pertaining to the Collateral. Lender need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Debtor waives any right to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Lender shall have no duty or obligation to Debtor to apply to the Obligation any such other security or proceeds thereof.

     R. Collection and Segregation of Accounts and Right to Notify. Lender hereby authorizes Debtor to collect the Collateral, subject to the direction and control of Lender, but Lender may, without cause or notice, curtail or terminate said authority at any time after the occurrence of an Event of Default. After the occurrence of an Event of Default and upon written notice by Lender to Debtor, Debtor shall forthwith upon receipt of all checks, drafts, cash, and other remittances in payment of or on account of the Collateral, deposit the same in one or more special accounts maintained with Lender over which Lender alone shall have the power of withdrawal. The remittance of the proceeds of such Collateral shall not, however, constitute payment or liquidation of such Collateral until Lender shall receive good funds for such proceeds. Funds placed in such special accounts shall be held by Lender as security for all Obligations secured hereunder. These proceeds shall be deposited in precisely the form received, except for the indorsement of Debtor where necessary to permit collection of items, which indorsement Debtor agrees to make, and which indorsement Lender is also hereby authorized, as attorney-in-fact, to make on behalf of Debtor. In the event Lender has notified Debtor to make deposits to a special account, pending such deposit, Debtor agrees that it will not commingle any such checks, drafts, cash or other remittances with any funds or other property of Debtor, but will hold them separate and apart therefrom, and upon an express trust for Lender until deposit thereof is made in the special account. Lender will, from time to time, apply the whole or any part of the Collateral funds on deposit in this special account against such Obligations as are secured hereby as Lender may in its sole discretion elect. At the sole election of Lender, any portion of said funds on deposit in the special account which Lender shall elect not to apply to the Obligations, may be paid over by Lender to Debtor. At any time, whether Debtor is or is not in default hereunder, Lender may notify persons obligated on any Collateral to make payments directly to Lender and Lender may take control of all proceeds of any Collateral. Until Lender elects to exercise such rights, Debtor, as agent of Lender, shall collect and enforce all payments owed on the Collateral.

     S. Compliance with State and Federal Laws. Debtor will maintain its existence, good standing and qualification to do business, where required, and comply with all laws, regulations and governmental requirements, including without limitation, environmental laws applicable to it or any of its property, business operations and transactions.

     T. Environmental Covenants. Debtor shall immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Debtor's business operations; and
(ii) all claims made or threatened by any third party against Debtor relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Debtor shall immediately notify Lender of any remedial action taken by Debtor with respect to Debtor's business operations. Debtor will not use or permit any other party to use any Hazardous Materials at any of Debtor's places of business or at any other property owned by Debtor except such materials as are incidental to Debtor's normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Debtor agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Debtor's places of business or any other property of Debtor at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Debtor is complying with this covenant and Debtor shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Debtor shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Debtor's business operations within five (5) days of the request therefor.

6. Rights and Powers of Lender.

     A. General. Lender, after the occurrence of an Event of Default, without liability to Debtor may: obtain from any person information regarding Debtor or Debtor's business, which information any such person also may furnish without liability to Debtor; require Debtor to give possession or control of any Collateral to Lender; indorse as Debtor's agent any instruments, documents or chattel paper in the Collateral or representing proceeds of the Collateral; contact account debtors directly to verify information furnished by Debtor; take control of proceeds, including stock received as dividends or by reason of stock splits; release the Collateral in its possession to any Debtor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Debtor as Collateral; set standards from time to time to govern what may be used as after acquired Collateral; designate, from time to time, a certain percent of the Collateral as the loan value and require Debtor to maintain the Obligation at or below such figure; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds or refunds from insurance, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of the Collateral before an Event of Default; at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee; and demand, collect, convert, redeem, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral, in its own name or in the name of Debtor, as Lender may determine. Lender shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Lender, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Lender will be in addition to, and not a limitation upon, any rights and powers of Lender given by law, elsewhere in this Agreement, or otherwise. If Debtor fails to maintain any required insurance, to the extent permitted by applicable law Lender may (but is not obligated to) purchase single interest insurance coverage for the Collateral which insurance may at Lender's option (i) protect only Lender and not provide any remuneration or protection for Debtor directly and (ii) provide coverage only after the Obligation has been declared due as herein provided. The premiums for any such insurance purchased by Lender shall be a part of the Obligation and shall bear interest as provided in 3(d) hereof.

     B. Convertible Collateral. Lender may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Lender shall not have any duty to present for conversion any Collateral unless it shall have received from Debtor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

7. Default.

     A. Event of Default. An event of default ("Event of Default") shall occur if: (i) there is a loss, theft, damage or destruction of any material portion of the Collateral for which there is no insurance coverage or for which, in the opinion of Lender, there is insufficient insurance coverage; (ii) Debtor or any other obligor on all or part of the Obligation shall fail to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Debtor and Lender including, but not limited to, any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, guaranty, certificate, assignment, instrument, document or other agreement concerning or related to the Obligation (collectively, the "Loan Documents"), and such failure is not cured within any applicable cure period established by the Note, if any; or (iii) Debtor or such other obligor abandons any leased premises at which any Collateral is located or stored and the Collateral is either moved without the prior written consent of Lender or the Collateral remains at the abandoned premises.

     B. Rights and Remedies. If any Event of Default shall occur, then, in each and every such case, Lender may, without presentment, demand, or protest; notice of default, dishonor, demand, non-payment, or protest; notice of intent to accelerate all or any part of the Obligation; notice of acceleration of all or any part of the Obligation; or notice of any other kind, all of which Debtor hereby expressly waives, (except for any notice required under this Agreement, any other Loan Document or applicable law); at any time thereafter exercise and/or enforce any of the following rights and remedies at Lender's option:

     i. Acceleration. The Obligation shall, at Lender's option, become immediately due and payable, and the obligation, if any, of Lender to permit further borrowings under the Obligation shall at Lender's option immediately cease and terminate.

     ii. Possession and Collection of the Collateral. At its option: (a) take possession or control of, store, lease, operate, manage, sell, or instruct any Agent or Broker to sell or otherwise dispose of, all or any part of the Collateral; (b) notify all parties under any account or contract right forming all or any part of the Collateral to make any payments otherwise due to Debtor directly to Lender; (c) in Lender's own name, or in the name of Debtor, demand, collect, receive, sue for, and give receipts and releases for, any and all amounts due under such accounts and contract rights; (d) indorse as the agent of Debtor any check, note, chattel paper, documents, or instruments forming all or any part of the Collateral; (e) make formal application for transfer to Lender (or to any assignee of Lender or to any purchaser of any of the Collateral) of all of Debtor's permits, licenses, approvals, agreements, and the like relating to the Collateral or to Debtor's business; (f) take any other action which Lender deems necessary or desirable to protect and realize upon its security interest in the Collateral; and (g) in addition to the foregoing, and not in substitution therefor, exercise any one or more of the rights and remedies exercisable by Lender under any other provision of this Agreement, under any of the other Loan Documents, or as provided by applicable law (including, without limitation, the Uniform Commercial Code as in effect in Florida (hereinafter referred to as the "UCC")). In taking possession of the Collateral Lender may enter Debtor's premises and otherwise proceed without legal process, if this can be done without breach of the peace. Debtor shall, upon Lender's demand, promptly make the Collateral or other security available to Lender at a place designated by Lender, which place shall be reasonably convenient to both parties.

Lender shall not be liable for, nor be prejudiced by, any loss, depreciation or other damages to the Collateral, unless caused by Lender's willful and malicious act. Lender shall have no duty to take any action to preserve or collect the Collateral.

     iii. Receiver. Obtain the appointment of a receiver for all or any of the Collateral, Debtor hereby consenting to the appointment of such a receiver and agreeing not to oppose any such appointment.

     iv. Right of Set Off. Without notice or demand to Debtor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by Lender or any of Lender's agents or affiliates to or for the credit of the account of Debtor or any guarantor or indorser of Debtor's Obligation.

     Lender shall be entitled to immediate possession of all books and records evidencing any Collateral or pertaining to chattel paper covered by this Agreement and it or its representatives shall have the authority to enter upon any premises upon which any of the same, or any Collateral, may be situated and remove the same therefrom without liability. Lender may surrender any insurance policies in the Collateral and receive the unearned premium thereon. Debtor shall be entitled to any surplus and shall be liable to Lender for any deficiency. The proceeds of any disposition after default available to satisfy the Obligation shall be applied to the Obligation in such order and in such manner as Lender in its discretion shall decide.

     Debtor specifically understands and agrees that any sale by Lender of all or part of the Collateral pursuant to the terms of this Agreement may be effected by Lender at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Debtor hereby releases Lender and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

If, in the opinion of Lender, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Lender may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Lender shall be deemed "commercially reasonable".

8. General.

     A. Parties Bound. Lender's rights hereunder shall inure to the benefit of its successors and assigns. In the event of any assignment or transfer by Lender of any of the Obligation or the Collateral, Lender thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Lender shall retain all rights and powers hereby given with respect to any of the Obligation or the Collateral not so assigned or transferred. All representations, warranties and agreements of Debtor if more than one are joint and several and all shall be binding upon the personal representatives, heirs, successors and assigns of Debtor.

     B. Waiver. No delay of Lender in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Lender of any right hereunder or of any default by Debtor shall be binding upon Lender unless in writing, and no failure by Lender to exercise any power or right hereunder or waiver of any default by Debtor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Lender as provided for herein or in any of the Loan Documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Lender of any or all other such rights, powers or remedies.

     C. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Lender and Debtor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

     D. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if UCC definitions conflict,
Article 9 definitions apply.

     E. Notices. Notice shall be deemed reasonable if mailed postage prepaid at least five (5) days before the related action (or if the UCC elsewhere specifies a longer period, such longer period) to the address of Debtor given above, or to such other address as any party may designate by written notice to the other party. Each notice, request and demand shall be deemed given or made, if sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid, or if sent by any other means, upon delivery.

     F. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Debtor and Lender. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

     G. Applicable Law and Partial Invalidity. This Agreement has been delivered in the State of Florida and shall be construed in accordance with the laws of that State. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement. The invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

     H. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

     I. Controlling Document. To the extent that this Security Agreement conflicts with or is in any way incompatible with any other Loan Document concerning the Obligation, any promissory note shall control over any other document, and if such note does not address an issue, then each other document shall control to the extent that it deals most specifically with an issue.

     J. NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT AND THE
OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     K. WAIVER OF JURY TRIAL. AFTER CONSULTING WITH COUNSEL AND CAREFUL CONSIDERATION, DEBTOR AND LENDER KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF THIS AGREEMENT OR THE NOTE, OR OUT OF ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN), OR ACTIONS OF DEBTOR OR LENDER. THIS WAIVER IS A MATERIAL INDUCEMENT TO LENDER'S AGREEMENT TO ENTER INTO THIS AGREEMENT.

     L. Counterparts. This Security Agreement may be executed in two or more counterparts any by facsimile transmission of signed counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

Lender/Secured Party:                  Debtor(s)/Pledgor(s):

                                       LIFESERV TECHNOLOGIES, INC.
__________________________             By:                       , as its
Ella Kedan                                 ------------------------
                                        -----------------------------------

                                       PERFORMANCE PHARMACY SYSTEMS, INC.
                                       By:                       , as its
                                          ------------------------
                                       -----------------------------------

                                       MEDICATION MANAGEMENT SYSTEMS, INC.
                                       By:                       , as its
                                          ------------------------
                                       -----------------------------------

                                       CART-WARE, INC.
                                       By:                       , as its
                                          ------------------------
                                       -----------------------------------

                                       SYSTEMS PROFESSIONALS, INC.
                                       By:                       , as its
                                          ------------------------
                                       -----------------------------------